Exhibit 99.1



IN THE MATTER OF THE COMPANIES ACT 1981

AND IN THE MATTER OF

<<Company_Name>> - IN LIQUIDATION

MEMBERS' VOLUNTARY WINDING-UP

RETURN OF FINAL MEETING OF THE COMPANY




We, Peter C.B. Mitchell and Nigel J.S. Chatterjee of Hamilton Parish in the islands of Bermuda, being the Joint Liquidators of the above company have to inform you that the Final General Meeting of the Company was duly convened and held on December 28, 2007, at 10:00 a.m, pursuant to Section 213 of The Companies Act, 1981, for the purpose of having an account laid before the meeting showing how the winding-up of the Company has been conducted and the property of the Company disposed of, also of determining by resolution the manner in which the books, accounts and documents of the Company and of the Joint Liquidators shall be disposed, and that the Company is now dissolved.







Peter C.B. Mitchell                              Nigel J.S. Chatterjee
Joint Liquidator                                 Joint Liquidator


                                   December 28, 2007